UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 6, 2020

AquaBounty Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36426	04-3156167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Mill & Main Place, Suite 395, Maynard, Massachusetts
(Address of principal executive offices)
01754
(Zip Code)

978-648-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	AQB	The NASDAQ Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company     ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 2.02  Results of Operations and Financial Condition.
On August 6, 2020, AquaBounty Technologies, Inc. issued a press release regarding its financial and operational results for the quarter ended June 30, 2020. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
Item 8.01  Other Events.
The following statements contained in the press release attached hereto as Exhibit 99.1 are hereby incorporated herein and shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and incorporated by reference into the Registrant’s Quarterly Report on Form 10-Q for the period ending June 30, 2020:
•“Completed the first harvest of conventional Atlantic salmon in June at the Company’s Indiana farm”
•“The Indiana-based farm expects to ramp up monthly harvest of conventional salmon throughout the summer and plans to reach 100 metric tons per month by early 2021.”
•“We completed proprietary consumer research in Q4 of 2019, and the insights have been used to build out our communications program that we began executing in conjunction with our first harvest and anticipate will support the commercial launch of AAS later this year.”
•“After engaging Site Selection Group and CRB USA, we have made significant progress on finalizing the potential site and design for our planned 10,000 metric ton farm and we will soon select the farm’s RAS technology provider. We are on schedule to select the farm’s location this quarter and we expect to begin construction in early 2021.”
In addition, the following information obtained through consumer research involving 1,525 participants in the United States that was conducted by the Registrant during the Fall of 2019 shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and incorporated by reference into the Registrant’s Quarterly Report on Form 10-Q for the period ending June 30, 2020:
•53% of participants had a first impression of genetically modified organisms related to food that were neutral to very positive;
•60% of participants were neutral to very likely to purchase products they buy regularly if labeled as genetically modified organisms;
•70%+ of participants were neutral to very likely to purchase products they buy regularly if labeled with a USDA Bioengineered Disclosure Symbol;
•81% of participants had a neutral to very positive reaction to the AquaBounty and AquAdvantage salmon story and product attributes and benefits; and
•70% of participants were likely to purchase and try AquAdvantage salmon at least once.
Except as expressly set forth in Item 8.01, the information included in this Current Report on Form 8-K pursuant to Item 2.02, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such filing.
Forward Looking Statements
This Current Report on Form 8-K and the attached press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. All statements other than statements of historical fact contained in this Current Report on Form 8-K and the attached press release are forward-looking statements, including statements regarding the potential for, timing of and expected yields from the harvesting and sale of our fish from our production farms, the size of any such harvests, future revenues, the development of new farms and the selection of related service providers, the development of a shareholder communication program, and arrangements with potential customers, distributors, and processors; the effectiveness of our COVID-19 response and the potential impact of the pandemic; the sufficiency of prior capital raises; our scale and volume of production; and the potential for fish diseases, use of antibiotics, pollution of the marine environment, annual production increases, demonstration of aquaculture expertise, reduction in carbon footprint, development of new technologies, and our geographic expansion. Forward-looking statements may be identified with words such as “will,” “may,” “expect,” “plan,” “anticipate,” “upcoming,” “believe,” “estimate,” or similar terminology, and the negative of these terms. Forward-looking statements are not promises or guarantees of future performance and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements. For additional information regarding these and other risks faced by us, please refer to our public filings with the Securities and Exchange Commission (“SEC”), available on the Investors section of our website at www.aquabounty.com and on the SEC's website at www.sec.gov.
Item 9.01  Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by AquaBounty Technologies, Inc. on August 6, 2020, furnished herewith.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AquaBounty Technologies, Inc.
(Registrant)
August 6, 2020	/s/ David A. Frank
David A. Frank
Chief Financial Officer